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                                                                       EXHIBIT 2
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                                     BYLAWS
                                       OF
                        THE NAVELLIER PERFORMANCE FUNDS

          These Bylaws of The Navellier Performance Funds (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated October 17, 1995 as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

                                   ARTICLE I
                                   ---------
                                PRINCIPAL OFFICE
                                ----------------

          The principal office of the Trust shall be located at 920 Incline Way, Building 1, Incline Village, Nevada, or such other location as the Trustees may, from time to time, determine. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

                                   ARTICLE II
                                   ----------
                          OFFICERS AND THEIR ELECTION
                          ---------------------------

Officers
--------

          Section 1.  The officers of the Trust shall be a President, a
          ---------
Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust.

Election of Officers
--------------------

          Section 2.  The Treasurer and Secretary shall be chosen by the
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Trustees.  The President shall be chosen by and from the Trustees.  Two or more offices may be held by a single person. Subject to the provisions of Section 12 hereof, the President, the Treasurer, and the Secretary shall each hold office until their successors are chosen and qualified, and all other officers shall hold office at the pleasure of the Trustees.

Resignations
------------

          Section 3.  Any officer of the Trust may resign, notwithstanding
          ---------
Section 2 hereof, by filing a written resignation with the President, the Trustees, or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

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                                  ARTICLE III
                                  -----------
                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES
                   ------------------------------------------

Management of the Trust - General
---------------------------------

          Section 1.  The business and affairs of the Trust shall be managed by,
          ---------
or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument, or with these Bylaws.

Executive and Other Committees
------------------------------

          Section 2.  The Trustees may elect from their own number an executive
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committee, which shall have any or all the powers of the Trustees while the
Trustees are not in session. The Trustees may also elect from their own number other committees from time to time. The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Compensation
------------

          Section 3.  Each Trustee and each committee member may receive such
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compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

Chairman of the Trustees.
------------------------

          Section 4.  The Trustees shall appoint from among their number a
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Chairman who shall serve as such at the pleasure of the Trustees.  When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. He shall perform such other duties as the Trustees may from time to time designate.

President
---------

          Section 5.  The President shall be the chief executive officer of the
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Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, agreements, or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof. He shall also have the power to employ attorneys, accountants,

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and other advisers and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

Treasurer
---------

          Section 6.  The Treasurer shall be the principal financial and
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accounting officer of the Trust.  He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.

Secretary
---------

          Section 7.  The Secretary shall record in books kept for the purpose
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all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees may from time to time designate.

Vice President
--------------

          Section 8.  Any Vice President of the Trust shall perform such duties
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as the Trustees or the President may from time to time designate.  At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Assistant Treasurer
-------------------

          Section 9.  Any Assistant Treasurer of the Trust shall perform such
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duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

Assistant Secretary
-------------------

          Section 10.  Any Assistant Secretary of the Trust shall perform such
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duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

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Subordinate Officers
--------------------

          Section 11.  The Trustees from time to time may appoint such other
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officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties.

Surety Bonds
------------

          Section 12.  The Trustees may require any officer or agent of the
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Trust to execute a bond (including, without limitation, any bond required by the
Investment Company Act of 1940, as amended ("the 1940 Act") and the rules and regulations of the Securities and Exchange Commission ("Commission") to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his hands.

Removal
-------

          Section 13.  Any officer may be removed from office whenever, in the
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judgment of the Trustees, the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Remuneration
------------

          Section 14.  The salaries or other compensation, if any, of the
          ----------
officers of the Trust shall be fixed from time to time by resolution of the Trustees.

                                   ARTICLE IV
                                   ----------
                             SHAREHOLDERS' MEETINGS
                             ----------------------

Special Meetings
----------------

          Section 1.  A special meeting of the Shareholders shall be called by
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the Secretary whenever (i) ordered by the Trustees or (ii) requested in writing by the holder or holders of at least 10% of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of

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the Shareholders of such one or more Series or Classes shall be called, and only the Shareholders of such one or more Series or Classes shall be entitled to notice of and to vote at such meeting.

Notices
-------

          Section 2.  Except as above provided, notices of any meeting of the
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Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least 15 days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Voting - Proxies
----------------

          Section 3.  Subject to the provisions of the Trust Instrument,
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Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than 11 months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized, or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than 11 months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these Bylaws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting, or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

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Place of Meeting
----------------

          Section 4.  All special meetings of the Shareholders shall be held at
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the principal place of business of the Trust or at such other place in the
United States as the Trustees may designate.

Action Without a Meeting
------------------------

          Section 5.  Any action to be taken by Shareholders may be taken
          ---------
without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Trustees held at the principal place of business of the Trust.

                                   ARTICLE V
                                   ---------
                               TRUSTEES' MEETINGS
                               ------------------

Special Meetings
----------------

          Section 1.  Special meetings of the Trustees may be called orally or
          ---------
in writing by the Chairman of the Board of Trustees or any two other Trustees.

Regular Meetings
----------------

          Section 2.  Regular meetings of the Trustees may be held at such
          ---------
places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting, and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

Quorum
------

          Section 3.  A majority of the Trustees shall constitute a quorum for
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the transaction of business, and an action of a majority of the quorum shall constitute action of the Trustees.

Notice
------

          Section 4.  Except as otherwise provided, notice of any special
          ---------
meeting of the Trustees shall be given by the party calling the meeting to each Trustee, as provided for in Section 4.04 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust, or, if not so registered, at his last known address.

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Place of Meeting
----------------

          Section 5.  All special meetings of the Trustees shall be held at the
          ---------
principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

Special Action
--------------

          Section 6.  When all the Trustees shall be present at any meeting,
          ---------
however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Action by Consent
-----------------

          Section 7.  Any action by the Trustees may be taken without a meeting
          ---------
if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

Participation in Meetings by Conference Telephone
-------------------------------------------------

          Section 8.  Trustees may participate in a meeting of Trustees by
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conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

                                   ARTICLE VI
                                   ----------
                         SHARES OF BENEFICIAL INTEREST
                         -----------------------------

Beneficial Interest
-------------------

          Section 1.  The beneficial interest in the Trust shall at all times be
          ---------
divided into such transferable Shares of one or more separate and distinct Series, or classes thereof, as the Trustees shall from time to time create and establish. The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more classes of shares consistent with applicable law and any rule or order of the Commission.

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Transfer of Shares
------------------

          Section 2.  The Shares of the Trust shall be transferable, so as to
          ---------
affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person, by attorney, or by written and notarized direction of the shareholder.

Equitable Interest Not Recognized
---------------------------------

          Section 3.  The Trust shall be entitled to treat the holder of record
          ---------
of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

Share Certificate
-----------------

          Section 4.  No certificates certifying the ownership of Shares shall
          ---------
be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose, and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form proscribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer, or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of issue.


          In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Loss of Certificate
-------------------

          Section 5.  In the case of the alleged loss or destruction or the
          ---------
mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

Discontinuance of Issuance of Certificates
------------------------------------------

          Section 6.  The Trustees may at any time discontinue the issuance of
          ---------
Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

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                                  ARTICLE VII
                                  -----------
                        OWNERSHIP OF ASSETS OF THE TRUST
                        --------------------------------

          The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized, or existing under the laws of any jurisdiction other than a state, commonwealth, possession, or colony of the United States or the laws of the United States.

                                  ARTICLE VIII
                                  ------------
                              INSPECTION OF BOOKS
                              -------------------

          The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                                   ARTICLE IX
                                   ----------
                 INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES
                 ----------------------------------------------

          The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer, or employee of a corporation, partnership, joint venture, trust, or in any other capacity or in any other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.


          The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE X
                                   ---------
                                     SEAL
                                     ----

          The seal of the Trust shall be circular in form bearing the inscription:

                     THE NAVELLIER PERFORMANCE FUNDS - 1995
                             THE STATE OF DELAWARE

          The form of the seal shall be subject to alteration by the Trustees, and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

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          Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument, or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

                                   ARTICLE XI
                                   ----------
                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Trust shall end on such date as the Trustees shall from time to time determine.


                                  ARTICLE XII
                                  -----------
                                   AMENDMENTS
                                   ----------

          These Bylaws may be amended at any meeting of the Trustees of the Trust by a majority vote.

                                  ARTICLE XIII
                                  ------------
                            REPORTS TO SHAREHOLDERS
                            -----------------------

          The Trustees shall at least semi-annually submit to the Shareholders a written financial report of the Trust including financial statements which shall be certified at least annually by independent public accountants.

                                      XIV
                                      ---
                                    HEADINGS
                                    --------

          Headings are placed in these Bylaws for convenience of reference only, and in case of any conflict, the text of these Bylaws rather than the headings shall control.

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